Exhibit 10.4(a)

AMENDMENT NO. 1 TO

RUBICON TECHNOLOGY, INC.

MANAGEMENT INCENTIVE BONUS PLAN

RECITALS

The Company previously adopted the Plan, effective as of February 28, 2007. Unless otherwise defined herein, all capitalized terms in this Amendment have the same meaning as provided in the Plan.

The Plan provides that it may be amended by resolution of the Board.

The Board approved, at its meeting on August 29, 2007, the amendment of the Plan to provide that members of the Board (each a “Director”) and those individuals serving as advisors to the Board (“each an “Advisor”) are eligible to participate and receive Bonuses under the Plan.

AMENDMENT

1. The Plan is hereby amended by deleting Section 1 in its entirety and replacing it with the following:

“1. ELIGIBILITY

Any Employee of the Company, Director or Advisor designated by resolution of the Board (a “Participant”) is eligible to receive a bonus (the “Bonus”) under the terms of this Plan. In order to receive a Bonus, the Participant must be employed by the Company or serving as a Director or Advisor through the consummation of a Sale Transaction (as defined below).”

2. The Plan is hereby amended by deleting the third paragraph under Section 4 in its entirety and replacing it with the following:

“Participation in the Plan does not guarantee or imply continued employment and nothing in this Plan is intended to create an employment agreement with a Participant or any other employee of the Company, it being the express understanding that all employment by the Company (except as might be provided otherwise in a written instrument outside this Plan) is “at-will.” Further, participation in the Plan does not guarantee or imply continued service as a member of the Board, such service being subject to applicable law and the Company’s Certificate of Incorporation, as it may be amended from time to time, or as an Advisor to the Board, such service being “at-will” and subject to the discretion of the Board.”

3. Except as expressly provided above, the Plan is not further amended and remains in effect.

4. This Amendment is effective as of August 29, 2007.

Rubicon Technology, Inc.

By:	/s/ Raja M. Parvez
Raja M. Parvez, President and CEO